As filed with the Securities and Exchange Commission on May 4, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under
The Securities Act of 1933

CORGENIX MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	93-1223466
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

11575 Main Street, Suite 400
Broomfield, Colorado 80020
(303) 457-4345
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2007 Incentive Compensation Plan(1); and
Second Amended and Restated Employee Stock Purchase Plan
(Full title of plans)

Douglass T. Simpson	With a copy to:
President and Chief Executive Officer	Andrew T. Evans
11575 Main Street, Suite 400	Otten, Robinson, Johnson, Neff &
Broomfield, Colorado 80020	Ragonetti, PC
(303) 457-4345	950 17th St., Suite 1600
Denver, Colorado 80202
(303) 825-8400

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock ($.001 par value)	3,200,000 shares(3)	$0.22	$704,000	$22.00

(1)          Corgenix Medical Corporation relies on the Division of Corporate Finance’s Manual of Publicly Available Telephone Interpretations dated July 1997 (G. Securities Act Forms, number 66) in registering shares pursuant to two plans on one registration statement.

(2)          Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h)(1).  The price per share and aggregate offering price are based upon the average of the bid and asked price of the Company’s Common Stock on May 2, 2007 as reported on the OTC Bulletin Board®.

(3)          Represents 3,000,000 shares reserved for issuance under the 2007 Incentive Compensation Plan, and an additional 200,000 shares reserved for issuance under the Second Amended and Restated Employee Stock Purchase Plan, each approved by the Company’s board of directors on February 22, 2007, and each approved by the shareholders at the Company’s annual meeting on April 26, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.                                      Incorporation of Documents by Reference.

The following documents filed or to be filed by Corgenix Medical Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated or deemed to be incorporated in this Registration Statement by reference:

(a)                                  The Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006, filed with the Commission on September 28, 2006.

(b)                                 The Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, filed with the Commission on November 14, 2006.

(c)                                  The Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006, filed with the Commission on February 14, 2007.

(d)                                 The Company’s current reports on Form 8-K filed with the Commission on October 3, 2006, November 15, 2006, December 5, 2006, January 9, 2007, February 16, 2007, February 21, 2007, March 7, 2007, and April 26, 2007.

(e)                                  The description of the Company’s Common Stock contained in the Company’s Registration Statement on
Form 10-SB/A-2, filed with the Commission on November 3, 1998.

(f)                                    All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold are also incorporated herein by reference and shall be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.                                      Description of Securities.

Not applicable.

5.                                      Interests of Named Experts and Counsel.

Not applicable.

6.                                      Indemnification of Directors and Officers.

The Company’s Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and agents to the fullest extent not prohibited by Nevada law.  The Company has also entered into indemnification agreements with each of its directors and officers.  The Company is also empowered under its Bylaws to purchase insurance on behalf of any person it is required or permitted to indemnify.

In addition, the Company’s Articles provide that the Company’s directors will not be personally liable to the Company or any of its stockholders for damages for breach of the director’s fiduciary duty as a director or officer involving any act or omission of any such director or officer.  Each director will continue to be subject to liability for breach of the director’s fiduciary duties to the Company for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Nevada corporate law.  This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws.

There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

7.                                      Exemption from Registration Claimed.

Not applicable.

8.                                      Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Articles of Incorporation of Corgenix Medical Corporation, as currently in effect	10-SB	000-24541	4.1	June 29, 1998

4.2	Amended and Restated Bylaws of Corgenix Medical Corporation, as currently in effect.	10-SB	000-24541	4.2	June 29, 1998

4.3	Second Amended and Restated Employee Stock Purchase Plan			4.3		X

4.4	2007 Incentive Compensation Plan			4.4		X

5.1	Opinion and consent of Otten, Johnson, Robinson, Neff & Ragonetti, PC			5.1		X

23.1	Consent of Otten, Johnson, Robinson, Neff & Ragonetti, PC (included in Exhibit 5.1).			23.1		X

23.2	Consent of Hein & Associates LLP			23.2		X

24.1	Power of Attorney (included in signature page)			24.1		X

9.                                      Undertakings

The undersigned Registrant hereby undertakes to: (1) file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or change material information on the plan of distribution; and (2) for determining liability under the Securities Act, treat each new post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be a bona fide offering thereof; and (3) file a

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post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on the 26th day of April, 2007.

CORGENIX MEDICAL CORPORATION

By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Luis R. Lopez and Douglass T. Simpson, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Douglass T. Simpson	President, Chief Executive Officer	April 27, 2007
Douglass T. Simpson	(principal executive officer) and Director

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/s/ William H. Critchfield	Senior Vice President and CFO (principal	April 27, 2007
William H. Critchfield	financial and accounting officer)

/s/ Louis R. Lopez	Chairman of the Board, Chief Medical	April 27, 2007
Luis R. Lopez, MD	Officer and Director

/s/ C. David Kikumoto	Director	April 27, 2007
C. David Kikumoto

/s/ Larry G. Rau	Director	April 27, 2007
Larry G. Rau

/s/ Charles Scoggin	Director	April 27, 2007
Charles H. Scoggin

/s/ Robert Tutag	Director	April 27, 2007
Robert Tutag

/s/ Dennis Walczewski	Director	April 27, 2007
Dennis Walczewski

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EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Articles of Incorporation of Corgenix Medical Corporation, as currently in effect	10-SB	000-24541	4.1	June 29, 1998

4.2	Amended and Restated Bylaws of Corgenix Medical Corporation, as currently in effect.	10-SB	000-24541	4.2	June 29, 1998

4.3	Second Amended and Restated Employee Stock Purchase Plan			4.3		X

4.4	2007 Incentive Compensation Plan			4.4		X

5.1	Opinion and consent of Otten, Johnson, Robinson, Neff & Ragonetti, PC			5.1		X

23.1	Consent of Otten, Johnson, Robinson, Neff & Ragonetti, PC (included in Exhibit 5.1).			23.1		X

23.2	Consent of Hein & Associates LLP			23.2		X

24.1	Power of Attorney (included in signature page)			24.1		X